Exhibit 10.60.3

AMENDMENT TWO
TO THE
COCA-COLA REFRESHMENTS SEVERANCE PAY PLAN
FOR EXEMPT EMPLOYEES

WHEREAS, The Coca-Cola Company established the Coca-Cola Refreshments Severance Pay Plan for Exempt Employees (“Plan”); and
WHEREAS, The Coca-Cola Company Benefits Committee (“Benefits Committee”) is authorized to amend the Plan at any time;
NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended to add “Great Plains Coca-Cola Bottling Company” to Appendix A (Participating Affiliates), effective November 1, 2012.
IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this 6th day of December 2012.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

/s/ Sue Fleming
Sue Fleming
Benefits Committee Chairperson